UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2016

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 25, 2016, American Financial Group, Inc. (the “Registrant”) announced that it reached an agreement with National Interstate Corporation, an Ohio Corporation (“National Interstate”) to acquire of all of the outstanding common shares, par value $0.01 per share (the “Common Shares”) of National Interstate that are not currently owned by Great American Insurance Company (“Great American”), an Ohio corporation and wholly-owned subsidiary of the Registrant, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among Great American, GAIC Alloy, Inc., an Ohio corporation and wholly-owned subsidiary of Great American (“Merger Sub”), and National Interstate.  Great American is currently the owner of 51.0% of the outstanding Common Shares of National Interstate.

The Merger Agreement provides for the merger of Merger Sub with and into National Interstate with National Interstate surviving the merger as a subsidiary of Great American (the “Merger”).  Pursuant to the transactions contemplated by the Merger Agreement, each outstanding Common Share (other than Common Shares owned by National Interstate, Great American, Merger Sub and holders who have properly exercised dissenters’ rights under Ohio law) will be converted into the right to receive $32.00 per Common Share in cash, without interest and less any required withholding taxes (the “Merger Consideration”).  In addition, the Merger Agreement provides that National Interstate will declare a special cash dividend of $0.50 per Common Share payable immediately prior to the effective time of the Merger to shareholders of record as of such time (the “Special Dividend”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase Common Shares granted under National Interstate’s Long Term Incentive Plan (the “Company Options”), whether or not vested, will be cancelled in exchange for the right to receive a lump sum cash payment equal to the product of (a) the excess, if any, of (i) the sum of the Merger Consideration and $0.50 over (ii) the per share exercise price for such Company Option and (b) the total number of Common Shares underlying such Company Option, less applicable taxes required to be withheld.  In addition, at the effective time of the Merger, each outstanding award of restricted Common Shares granted under the Company’s Long Term Incentive Plan (the “Company Restricted Share Award”) will be cancelled in exchange for the right to receive a lump sum cash payment equal to the product of (i) the Merger Consideration and (ii) the number of Common Shares subject to such Company Restricted Share Award, less applicable taxes required to be withheld.  All such payments will be made by the surviving corporation, without interest, as promptly as reasonably practicable following the effective time of the Merger, and in no event later than 10 business days thereafter.

Until the effective date of the Merger, Great American agreed to cause the four members of the Board who are employees of or otherwise affiliated with Great American to vote in favor of regular quarterly dividends of $0.14 per Common Share for dividends that National Interstate expects to pay on September 13, 2016 and December 13, 2016 with record dates of September 2, 2016 and November 28, 2016, respectively.  National Interstate will not pay any such regular quarterly dividend if the effective date of the Merger precedes the applicable record date of such dividend.

The Merger Agreement contains customary representations, warranties and covenants of National Interstate, including covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain types of transactions during this interim period.  Each of Great American, Merger Sub and National Interstate agree to use such party’s respective reasonable best efforts to take all actions necessary to ensure that the conditions to closing are satisfied and to consummate the transactions contemplated by the Merger Agreement as promptly as practicable.

Consummation of the Merger is subject to certain customary conditions, including approval by National Interstate’s shareholders as described below and receipt of required regulatory approvals.  The obtaining of financing is not a condition to the obligations of Great American or Merger Sub to effect the Merger.  The Merger is conditioned upon the approval of a resolution to adopt the Merger Agreement by the affirmative vote of (i) holders of at least a majority of all outstanding Common Shares and (ii) at least a majority of all outstanding Common Shares held by shareholders other than Great American and its affiliates, in each case, entitled to vote on such matter at a meeting of shareholders duly called and held for such purpose.  Great American has agreed to vote all Common Shares it owns in favor of adoption of the Merger Agreement.

The Merger Agreement was unanimously approved by the special committee of National Interstate (the “Special Committee”) and by the Board of Directors of National Interstate (the “Board”) (other than directors affiliated with the Registrant or Great American, who recused themselves from such vote), and the Special Committee and the Board (other than directors affiliated with the Registrant or Great American, who recused themselves from such vote) unanimously resolved to recommend that shareholders of National Interstate approve the adoption of the Merger Agreement and the transactions contemplated thereby (the “Company Recommendation”).  National Interstate has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries (in their capacities as such) shall initiate, solicit, knowingly encourage, induce or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any competing proposal or offer to acquire National Interstate (an “Acquisition Proposal”), as further described in the Merger Agreement.  These restrictions are subject to provisions that permit the Special Committee to participate in discussions with respect to an Acquisition Proposal that the Special Committee determines by resolution in good faith, after consultation with its outside financial advisors and outside legal counsel, (a) constitutes or would reasonably be expected to lead to a “Superior Proposal”, as further described in the Merger Agreement, and (b) that failure to enter into such discussions would be inconsistent with its fiduciary duties under Ohio law.

The Board or any committee thereof (including the Special Committee) is not permitted to (i) withdraw, suspend, modify or amend the Company Recommendation in any manner adverse to Great American or fail to include the Company Recommendation in the proxy statement that National Interstate will prepare in connection with the Merger Agreement and the Merger, (ii) approve, endorse or recommend an Acquisition Proposal or (iii) at any time following receipt of an Acquisition Proposal, fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within four business days after receipt of Great American’s reasonable written request to do so) (any of clauses (i), (ii) or (iii), an “Adverse Company Recommendation”).  However, the Special Committee may, in response to the receipt of a Superior Proposal or an “Intervening Event”, as further described in the Merger Agreement, and subject to certain procedural requirements set forth in the Merger Agreement, make an Adverse Company Recommendation if the Special Committee determines by resolution in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under Ohio law.

The Merger Agreement contains customary termination rights, including the right of either Great American or National Interstate to terminate the Merger Agreement if the Merger has not been consummated on or prior to February 15, 2017 or if the requisite approval of National Interstate’s shareholders is not obtained.  Only Great American may terminate the Merger Agreement following an Adverse Company Recommendation.  Therefore, even if an Adverse Company Recommendation is made, the transactions contemplated by the Merger Agreement will be submitted to a vote of National Interstate’s shareholders unless the Merger Agreement is terminated by Great American.

The Merger Agreement provides that Great American will be entitled to receive a termination fee of $13,500,000 (the “Termination Fee”) from National Interstate if Great American terminates the Merger Agreement following an Adverse Company Recommendation made in connection with the receipt or announcement of an Acquisition Proposal or a Superior Proposal or material breach by National Interstate of its representations, warranties or covenants relating to non-solicitation or the convening of National Interstate’s shareholder meeting to obtain approval of the transactions contemplated by the Merger Agreement (the “Shareholder Meeting”).  In addition, in the event the Merger Agreement is terminated by Great American because (i) an Adverse Company Recommendation has been made under circumstances where the Termination Fee is not payable, (ii) the required approval of National Interstate’s shareholders is not obtained where an Acquisition Proposal has been made and not withdrawn at least 10 business days before the Shareholder Meeting, or (iii) National Interstate has breached its representations, warranties or covenants (except for its covenants relating to non-solicitation or the Shareholder Meeting) under the Merger Agreement and an Acquisition Proposal has been made and not withdrawn at least 10 business days prior to the date of termination of the Merger Agreement, Great American, Merger Sub and their respective affiliates will be entitled to receive reimbursement of reasonable out-of-pocket fees and expenses (including reasonable legal fees and expenses), actually incurred on or prior to the termination of the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, in an amount not to exceed $3,950,000.

The Merger Agreement is governed by Ohio law and is subject to the jurisdiction of Ohio federal and state courts.

The summary of the Merger Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference in its entirety herein.

The representations, warranties and covenants of Great American, Merger Sub, and National Interstate contained in the Merger Agreement have been made solely for the benefit of the parties thereto.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by matters specifically disclosed in National Interstate’s filings with the United States Securities and Exchange Commission (the “SEC”), (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Great American, National Interstate or their respective businesses.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Great American, National Interstate or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Great American’s or National Interstate’s public disclosures.

Item 8.01   Other Events.

On July 25, 2016, the Registrant issued a press release announcing (i) the execution of the Merger Agreement and (ii) the Registrant’s preliminary results for the second quarter ended June 30, 2016.  A copy of the press release is furnished as Exhibit 99.1 to and incorporated by reference in its entirety herein.

Additionally, on July 25, 2016, Great American entered into the Voting Agreement with certain shareholders of National Interstate (including Alan R. Spachman) set forth on Annex A thereto (each, a “Shareholder” and collectively, the “Shareholders”) in connection with the execution of the Merger Agreement.  To Great American’s knowledge, based upon National Interstate’s representation in the Merger Agreement that, as of July 25, 2016, there were 19,991,694 outstanding Common Shares, the Shareholders beneficially own in the aggregate approximately 10% of the outstanding Common Shares.  The terms and conditions of the Voting Agreement will apply to any Common Shares acquired by a Shareholder during the Voting Period (as defined below).

Pursuant to the terms of the Voting Agreement, each Shareholder has agreed, from July 25, 2016 through the termination of the Voting Agreement (the “Voting Period”), to vote all Common Shares held by such Shareholder, whether owned on July 25, 2016 or acquired thereafter:  (i) in favor of any proposal to approve the Merger and the Merger Agreement, provided that the parties to the Merger Agreement have not agreed to an Excluded Amendment; (ii) at the request of Great American, in favor of adoption of any proposal (other than as set forth in clause (i) above) in respect of which the Special Committee has (A) determined is reasonably necessary to facilitate the acquisition of National Interstate by Great American in accordance with the terms of the Merger Agreement, (B) disclosed the determination described in clause (A) in National Interstate’s proxy materials or other written materials disseminated to the shareholders of National Interstate and (C) recommended to be adopted by all of the shareholders of National Interstate; provided, however, that a Shareholder is not required to vote in favor of any waiver, modification or amendment to the terms of the Merger Agreement that would (x) reduce the Merger Consideration payable pursuant to the Merger Agreement as in effect on July 25, 2016, (y) reduce the amount of the Special Dividend or (z) impose any materially adverse obligation on such Shareholder (an “Excluded Amendment”); and (iii) against (A) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Shareholder under the Voting Agreement and (B) any action, proposal, transaction or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Great American’s, National Interstate’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of National Interstate (including any amendments to National Interstate’s Articles of Incorporation or Code of Regulations).

Pursuant to the terms of the Voting Agreement, each Shareholder has irrevocably granted to and appointed Great American (and any designee of Great American), during the Voting Period, as such Shareholder’s proxy to vote such Shareholder’s Common Shares at any duly convened meeting of National Interstate’s shareholders, or in any action by written consent of National Interstate’s shareholders, in accordance with the terms of the Voting Agreement.  National Interstate has agreed in the Voting Agreement to recognize the grant of any such proxy and the exercise thereof by Great American (and any designee of Great American) in accordance with its terms.

In addition, the Voting Agreement provides that each Shareholder will not, subject to limited exceptions, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (collectively, “Transfer”) any of the Common Shares held by such Shareholder, whether owned on July 25, 2016 or acquired thereafter, or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of such Common Shares or such Shareholder’s voting or economic interest therein, subject to limited exceptions for Transfers to immediate family members and affiliates.

The Voting Agreement will automatically terminate upon the earliest to occur of: (a) a written agreement among Great American and each Shareholder to terminate the Voting Agreement, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms, (d) any amendment, waiver or other modification to the Merger Agreement that is materially adverse to the Shareholder (including for the avoidance of doubt, any Excluded Amendment), (e) an Adverse Company Recommendation and (f) February 15, 2017.

Alan R. Spachman has further agreed in the Voting Agreement (a) not to initiate, join, voluntarily support or otherwise participate in (other than to comply with subpoena and discovery requests required under applicable law) any litigation commenced or threatened against Great American, Merger Sub, National Interstate, or any of their directors or officers which seeks to prohibit, prevent or materially delay consummation of the Merger or the transactions contemplated by the Merger Agreement, (b) to promptly following the execution of the Voting Agreement, file with the SEC an amendment to his Schedule 13D/A (the “Amendment”) announcing his entrance into the Voting Agreement and summarizing the material terms thereof, and (c) to comply with, and to instruct his immediate family members to comply with, the covenants set forth in Sections 5.4(a) and Section 5.4(c) of the Merger Agreement applicable to the Company as if such covenants were applicable to him and his immediate family members.  Mr. Spachman has also agreed during the Voting Period not to make any public announcement or private statement to any person that is inconsistent with or contrary to the statements set forth in the Amendment except statements that have been authorized by the Board or Special Committee pursuant to the terms of the Merger Agreement.

The Voting Agreement is governed by Ohio law and is subject to the jurisdiction of Ohio federal and state courts.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

2.1
Agreement and Plan of Merger, dated as of July 25, 2016, by and among Great American Insurance Company, GAIC Alloy, Inc., and National Interstate Corporation

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

99.1	Press release dated July 25, 2016 This Exhibit is furnished pursuant to Item 9.01 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Additional Information and Where to Find It

In connection with the transaction, National Interstate intends to file a proxy statement and other relevant materials with the SEC, and National Interstate and certain other persons, including Great American, intend to file a Schedule 13E-3 transaction statement with the SEC.  The press release incorporated herein by reference does not constitute a solicitation of any vote or approval.  National Interstate shareholders and other interested parties are strongly advised to read these materials when they become available because they will contain important information.  National Interstate shareholders will be able to obtain such documents (when available) free of charge at the SEC’s website, www.sec.gov.  National Interstate shareholders will also be able to obtain any documents that are filed by the Registrant (when available) free of charge from the Registrant at www.AFGinc.com or by writing to American Financial Group, Inc., Great American Insurance Group Tower, 301 East Fourth Street, Cincinnati, Ohio 45202, Attn: Diane P. Weidner, or that are filed by National Interstate (when available) free of charge from National Interstate at www.nationalinterstate.com or by writing to National Interstate Corporation, 3250 Interstate Drive, Richfield, Ohio 44286, Attn: Gary Monda.

Participants in the Solicitation

National Interstate, its directors (including certain executive officers of the Registrant and Great American), executive officers and certain other members of management and employees of National Interstate and certain other persons may be deemed to be “participants” in the solicitation of proxies from National Interstate’s shareholders in connection with the transaction.  Information regarding the interests of participants in the solicitation, which may be different than those of National Interstate’s shareholders generally, will be included in the proxy statement relating to the transaction when it becomes available.

Forward Looking Statement Disclosure

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report, other than historical facts, may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Registrant and include, but are not limited to: (a) that Great American and National Interstate may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (b) uncertainty as to the timing of completion of the proposed transaction; (c) failure to realize the anticipated benefits and synergies from the proposed transaction, including as a result of failure or delay in the implementation of integration plans; (d) the inability to retain key personnel; (e) any changes in general economic and/or industry-specific conditions; and (f) the outcome of any legal proceedings to the extent initiated against the Registrant, Great American, National Interstate or others following the announcement of the proposed transaction, as well as the Registrant, Great American and National Interstate management's response to any of the aforementioned factors. For a detailed description of other risks and uncertainties affecting the Registrant, please refer to the Registrant’s filings with the SEC, available as set forth above under “Additional Information and Where to Find It.”

Any forward-looking statements herein are made only as of the date of this press release. The Registrant assumes no obligation to publicly update any forward-looking statements. No information contained on any website referenced in this press release is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: July 25, 2016	By:	/s/ Mark A. Weiss
Mark A. Weiss
Vice President

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